EXHIBIT 10.1

TO:	Kevin Sipes	DATE:	March 21, 2012

FROM:	Steve Trager	SUBJECT:	TCB Acquisition Bonus Program

You will be eligible for a bonus based on the achievement of the following TCB Acquisition goals for the time period of January 28, 2012 through July 31, 2012:

1.	Convert all TCB loans and deposit accounts to Horizon within six months

2.	Experience non-loan, operational losses of less than $100,000

Your total incentive payout potential is $50,000.00

This incentive payout will be earned and paid on August 10, 2012 provided you are an employee in good standing with the Bank at that time.

Management reserves the right in its sole discretion to adjust goals, individual participants’ payouts, etc.

/s/ Kevin Sipes	/s/ March 21, 2012

Kevin Sipes	Date